UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2006
Florida East Coast Industries, Inc.
(Exact name of issuer as specified in charter)

Florida	001-32866	20-4427296
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer Identification Number)
Incorporation or Organization)
One Malaga Street
St. Augustine, Florida 32084
(Address of principal executive offices)
(904) 829-3421
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits

Signature

Exhibit Index

Item 8.01 Other Events
     On April 24, 2006, Florida East Coast Industries, Inc. (FECI) completed the acquisition of two separate land parcels from entities owned by Armando Codina for an aggregate purchase price of $65.8 million in cash. These purchases were made in part utilizing tax deferred sales proceeds pursuant to §1031 of the Internal Revenue Code, as amended.
     In related transactions, on April 27, 2006, Florida East Coast Industries, Inc. completed the Acquisition from Armando Codina and his affiliates of Codina Group, Inc., its subsidiaries, additional land parcels and a general partnership interest in an entity that has an option to acquire a land parcel and improvements thereon. In exchange for the shares of Codina Group and the real property owning entities that were contributed to the new holding company described below, Mr. Codina and two affiliated entities received 1,713,431 shares of the new holding company’s common stock (of which 171,343 are held in escrow pending various post closing adjustments) and the new holding company assumed or repaid an aggregate of $36 million of debt. The total purchase consideration at April 27, 2006 was $177 million. Also, an additional 1,295,399 shares have been placed in escrow and may be released to Mr. Codina upon the achievement of value-based milestones. Of these, 706,581 shares are tied to certain land use approvals, 471,055 shares are based on cumulative stock price improvements of up to an additional $27.00 over the next five years (of which 188,422 shares have been released); and 117,763 shares are dependent on the new holding company agreeing to move forward with a proposed residential development. In addition, various employees of the Codina Group received 288,520 shares of FECI restricted stock, which will vest based on continued employment at FECI over the next three years.
     In connection with and immediately prior to the Codina Group Acquisition, Florida East Coast Industries, Inc., which changed its name to FECI Company (“Old FECI”), completed a corporate organization and became a wholly owned subsidiary of a new holding company that is now named Florida East Coast Industries, Inc. As a result of these transactions, holders of Old FECI shares or options to purchase shares now automatically own the same number of shares or options to purchase shares of the new Florida East Coast Industries, Inc. holding company on the same terms and conditions as such shares and options were held immediately prior to the consummation of the merger. In addition, shares of the new holding company trade on the New York Stock Exchange under the same “FLA” ticker symbol previously used for Old FECI shares.
     As a result of these transactions, the new holding company has acquired the Codina Group and its subsidiaries, which engage in real estate development, construction, brokerage and property management services. In addition, the new holding company acquired the following real property interests:
•	Beacon Countyline, consisting of 457 acres in Hialeah;

•	Gables Office Building, a 45,000 square foot office building under construction in Coral Gables;

•	Beacon Lakes, a 21.2% interest in a venture with AMB Properties that owns a 432-acre industrial park, including three industrial buildings and entitlements for an additional 6.2 million square feet in West Dade;

•	Burger King headquarters, a 30% interest in a venture with an affiliate of JPMorgan to acquire land and construct a 15-story, 250,000-square-foot building for Burger King’s corporate headquarters;

•	Beacon Commons, a 92-acre parcel in Doral;

•	BN Expansion, consisting of 40 acres adjacent to Beacon Countyline; and

•	A general partnership interest in a partnership that has a 50.1% interest in a venture, which holds an option to acquire and re-develop 77 acres in South Florida for residential and commercial uses in phases.
     Historical financial statements of the Combined Codina Group and pro forma financial information of FECI are included in this report in Item 9.01 below. This form 8-K/A is an amendment to the Form 8-K filed with the Securities and Exchange Commission on April 28, 2006.

Item 9.01 Financial Statements and Exhibits
Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report:
(a)	Financial Statements of Business Acquired

Combined Financial Statements of The Combined Codina Group as of December 31, 2005 and as of March 31, 2006 (unaudited) and for the year ended December 31, 2005 and for the three months ended March 31, 2006 (unaudited) as presented in Exhibit 99.1 of this
Form 8-K/A.

(b)	Pro Forma Financial Information

The unaudited pro forma financial information of FECI listed in the accompanying Index is filed as part of the current report on Form 8-K/A.

(c)	Exhibits

EX-99.1 COMBINED FINANCIAL STATEMENTS OF COMBINED CODINA GROUP

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Florida East Coast Industries, Inc.

Date: July 11, 2006	By:	s/ Daniel H. Popky

	Name:	Daniel H. Popky
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

FLORIDA EAST COAST INDUSTRIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
     On April 24, 2006, Florida East Coast Industries, Inc. completed the acquisition of two separate land parcels from entities owned by Armando Codina for an aggregate purchase price of $65.8 million in cash. These purchases were made in part utilizing tax deferred sales proceeds pursuant to §1031 of the Internal Revenue Code, as amended.
     In related transactions, on April 27, 2006, Florida East Coast Industries, Inc. completed the Acquisition of Codina Group, Inc., its subsidiaries, additional land parcels and a general partnership interest in an entity that has an option to acquire a land parcel and improvements thereon, from Armando Codina and his affiliates. In exchange for the shares of Codina Group and the real property owning entities that were contributed to the new holding company described below, Mr. Codina and two affiliated entities received 1,713,431 shares of the new holding company’s common stock (of which 171,343 are held in escrow pending various post closing adjustments) and the new holding company assumed or repaid an aggregate of $36 million of debt. The total purchase consideration at April 27, 2006 was $177 million. Also, an additional 1,295,399 shares have been placed in escrow and may be released to Mr. Codina upon the achievement of value-based milestones. Of these, 706,581 shares are tied to certain land use approvals, 471,055 shares are based on cumulative stock price improvements of up to an additional $27.00 over the next five years (of which 188,422 shares have been released); and 117,763 shares are dependent on the new holding company agreeing to move forward with a proposed residential development. In addition, various employees of the Codina Group received 288,520 shares of restricted stock, which will vest based on continued employment at FECI over the next three years.
     The accompanying unaudited pro forma consolidated financial statements have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of FECI and Codina as of March 31, 2006 and for the three months then ended and for the year ended December 31, 2005 to give effect for certain material transactions already completed or contemplated by FECI and Codina separately or as part of the acquisition including the following:
FECI / Codina Acquisition
•	Financing and capital transactions completed in connection with this acquisition.

•	Effects of acquisition including assumption of debt and application of purchase accounting.

•	Eliminate intercompany activities (building construction) between Codina and Flagler Development Company, a wholly owned subsidiary of FECI.
Codina
•	Financing transactions (satisfaction of certain debts) in connection with the acquisition.

•	Remove certain assets (primarily land) not acquired by FECI and retained by Mr. Codina.
     The historical consolidated financial statements of FECI are contained in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information on file with the Securities and Exchange Commission. Certain historical financial statements of Combined Codina Group are included in Exhibit 99.1. The unaudited pro forma consolidated financial statements should be read in conjunction with, and are qualified in their entirety by, the notes thereto and the historical consolidated financial statements of both FECI and Codina, including the respective notes thereto.
     The accompanying unaudited pro forma consolidated balance sheet as of March 31, 2006 has been prepared as if the completed or proposed transactions described above occurred as of that date. The accompanying unaudited pro forma consolidated statements of operations for the three months ended March 31, 2006 and for the year ended December 31, 2005 have been prepared as if the completed or proposed transactions described above had occurred as of January 1, 2005. The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position or results of operations that would actually have been achieved had the completed or proposed transactions described above occurred on the dates indicated or which may be achieved in the future.
     In the opinion of FECI’s management, all significant adjustments necessary to reflect the effects of the completed or proposed transactions described above that can be factually supported within the Securities and Exchange Commission regulations covering the preparation of pro forma financial statements have been made. The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available to FECI’s management. Such pro forma adjustments and the purchase price allocation could change as additional information becomes available, as estimates are refined or as additional events occur including the resolution of contingent consideration of approximately 1.3 million shares. FECI’s management does not anticipate that there will be any significant changes (except those that may occur for the contingent consideration which may be earned upon the achievement of certain milestones) in the total purchase price as presented in these unaudited pro forma consolidated financial statements except to the extent additional contingent consideration is earned under the terms of the Merger and Contribution Agreement.

     The unaudited pro forma consolidated financial statements do not give effect to (i) any transaction other than those described above, (ii) the results of operations of FECI or Codina since March 31, 2006, (iii) certain cost savings and one-time charges expected to result from the transactions described above which have not already been completed and whose effects are not reflected in the historical financial statements of FECI or Codina and (iv) the results of final valuations of the assets and liabilities of Codina, including property under development and intangible assets. The Company is currently developing plans to integrate the operations of the businesses, which may involve various costs and other charges that may be material. The Company will also revise the allocation of the purchase price when additional information becomes available, including the payment of contingent consideration, if earned. The foregoing matters could cause both FECI’s pro forma financial position and results of operations, and FECI’s actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma consolidated financial statements.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
For the Three Months Ended March 31, 2006
(000s, except earnings per share)

		Combined	Acquisition	Pro Forma			Pro Forma
	FECI	Codina	Adjustments	Adjustments			Consolidated
Operating Revenue	136,050	25,180	—	(3,641)	(G	)	157,589
Operating Expenses	(100,459)	(20,604)	—	3,478	(G	)	(117,585)
Corporate Overhead & SG&A	(3,408)	(1,680)	—	(1,320)	(H	)	(6,408)

Operating Profit	32,183	2,896	—	(1,483)			33,596

Interest Expense	(5,126)	(713)	—	704	(I	)	(5,135)
Interest Income	615	3	—	—			618
Gain on Investments	—	—	—	—			—
Other	2,193	(225)	—	—			1,968

Pre tax Income (loss)	29,865	1,961	—	(779)			31,047

Tax Expense	(11,140)	410	—	(1,218)	(J	)	(11,948)

Net Income (Loss)	18,725	2,371	—	(1,997)			19,099

Earnings Per Share
Basic	$0.57						(M) $0.55
Diluted	$0.57						(M) $0.55

Average Shares Outstanding
Basic	32,796,096						34,581,215
Diluted	32,998,557						34,774,571
See accompanying notes to pro forma consolidated financial statements.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
For the Year Ended December 31, 2005
(000s, except earnings per share)

		Combined	Acquisition	Pro Forma			Pro Forma
	FECI	Codina	Adjustments	Adjustments			Consolidated
Operating Revenue	362,346	86,386	—	(13,679)	(G	)	435,053
Operating Expenses	(257,695)	(74,600)	—	11,988	(G	)	(320,307)
Corporate Overhead & SG&A	(22,388)	(10,797)	—	(9,217)	(K	)	(42,402)

Operating Profit	82,263	989	—	(10,908)			72,344

Interest Expense	(20,105)	(2,011)	—	1,985	(I	)	(20,131)
Interest Income	1,659	—	—	—			1,659
Gain on Investments	—	59,000	—	(59,000)	(L	)	—
Other	14,555	1,848	—	—			16,403

Pre tax Income (loss)	78,372	59,826	—	(67,923)			70,275

Tax Expense	(29,006)	(1,977)	—	3,926	(J	)	(27,057)

Net Income (Loss)	49,366	57,849	—	(63,997)			43,218

Earnings Per Share
Basic	$1.53						(M) $1.27
Diluted	$1.52						(M) $1.26

Average Shares Outstanding
Basic	32,280,614						33,994,045
Diluted	32,583,528						34,296,959
See accompanying notes to pro forma consolidated financial statements.

PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)
March 31, 2006
(000s)

		Combined	Acquisition			Pro Forma			Pro Forma
	FECI	Codina	Adjustments			Adjustments			Consolidated
Cash and cash equivalents	107,893	3,779	(35)	(A	)	(101,219)	(D	)	10,418
Restricted Cash		2,335	—			—			2,335
Accounts receivable, net	38,498	9,182	(32)	(A	)	—			47,648
Materials & Supplies	4,151	—	—			—			4,151
Assets held for sale	1,380	—	—			—			1,380
Deferred income taxes	355	1,013	—			—			1,368
Prepaid expenses	7,405	139	—			—			7,544
Straight line rent	4,628	—	—			—			4,628

Total Current Assets	164,310	16,448	(67)			(101,219)			79,472

Properties, net	961,789	145,205	(8,298)	(A	)	22,600	(E	)	1,121,296
Building intangible assets, net	9,301	—	—			—			9,301
Prepaid commissions	12,038	—	—			—			12,038
Straight line rent	18,513	—	—			—			18,513
Goodwill	—	606	(606)	(C	)	—			—
Investments in Joint Ventures	—	7,765	—			21,400	(E	)	29,165
Other assets	5,109	200	—			35,363	(E	)	40,672

Total Assets	1,171,060	170,224	(8,971)			(21,856)			1,310,457

Accounts payable and accrued expenses	36,480	14,648	(9)	(A	)	(648)	(F	)	50,471
Taxes payable	19,228	—	—			—			19,228
Deferred revenue	13,383	—	—			—			13,383
Short-term debt	5,276	4,700	(4,700)	(B	)	—			5,276
Short-term accrued casualty	634	—	—			—			634
Amounts due to contractors	1,022	—	—			—			1,022
Accrued interest	1,889	2	—			—			1,891
Other accrued liabilities	1,875	—	—			—			1,875

Total Current Liabilities	79,787	19,350	(4,709)			(648)			93,780

Deferred Income Taxes	185,170	85	(85)	(C	)	19,209	(E	)	204,379
Long-Term Debt, net of current portion	331,411	61,274	(30,108)	(B	)	(30,160)	(D	)	332,417
Other Long-Term Liabilities	11,059	24,870	(394)	(A	)	—			35,535
Minority Interest	—	4,300	—			—			4,300

Total Liabilities	607,427	109,879	(35,296)			(11,599)			670,411

Common Stock	139,245	—	—			21,689			160,934
Retained Earnings	632,387	—	—			—			632,387
Treasury Stock	(207,999)	—	—			54,724	(D	)	(153,275)
Net Assets	—	60,345	26,325			(86,670)			—

Owner’s Equity	563,633	60,345	26,325			(10,257)			640,046

Total Owner’s Equity & Liabilities	1,171,060	170,224	(8,971)			(21,856)			1,310,457

See accompanying notes to pro forma consolidated financial statements.

Notes to Pro Forma Consolidated Financial Statements
Acquisition Adjustments:
(A)	Elimination of certain assets not acquired by FECI. Primarily land at Beacon Commons intended for specific uses by Mr. Codina prior to the Acquisition.

(B)	After March 31, 2006 and before FECI’s Acquisition, Mr. Codina satisfied certain debt obligations including the $7.4 million note payable at BN Expansion, the $18.0 million note payable at Beacon Commons and the $9.4 million note payable to St. Joe Corporation.

(C)	Remove goodwill and its related deferred tax liability recorded on Codina Group Inc.’s books. This goodwill relates to Codina Group Inc.’s 1998 purchase of PTR, Inc., a licensed real estate brokerage firm.
Pro Forma Adjustments:
(D)	Represents initial consideration of $101.2 million in cash and $76.4 million of FECI common stock (approximately 1.7 million shares). Included in the cash consideration is the satisfaction of $30.1 million of Codina debt assumed by FECI and $5.3 million of Acquisition costs (primarily professional fees) incurred by FECI.

(E)	Represents purchase price allocation as follows:

Write up of properties to fair market value	$22.6 million
Write up of joint venture interests to fair market value	$21.4 million
Recording of intangibles
Customer List	$10.8 million
Non-compete agreement	$0.8 million
Goodwill	$23.8 million
Deferred tax liabilities on step-up in basis	$(19.2) million
(F)	Estimated FECI working capital liability to Mr. Codina.

(G)	Remove intercompany construction revenue and related expenses for the period between Codina and Flagler Development Company.

(H)	Amortization of compensation costs including amortization of restricted stock for certain Codina employees ($1.0 million). Also, amortization of purchase accounting intangibles ($0.3 million).

(I)	Remove interest expense cost on debt retirements.

(J)	Reflects the tax effects of the acquisition adjustments and causes the pro forma consolidated effective tax rate to reflect the FECI effective tax rate.

(K)	Amortization of compensation costs including amortization of restricted stock for certain Codina employees ($7.9 million). Also, amortization of purchase accounting intangibles of $1.3 million.

(L)	Remove non-recurring gain on investment assets received, which if acquired on January 1, 2005 would require such gain to be reversed.

(M)	Earning per share excludes the effect of the additional purchase price of up to 1,295,399 additional shares that have been placed in escrow and may be released to Mr. Codina upon achievement of certain milestones. Of these, 706,581 shares are tied to certain land use approvals, 471,055 shares represent an earn-out measured based on cumulative stock price improvements of up to an additional $27.00 over the next five years; and 117,763 shares are dependent on the Company agreeing to move forward with a proposed residential development. If all of these contingent shares were included in earnings per share calculations, earnings per share, basic and diluted, would have been $1.22 and $1.21, respectively, for the period ended December 31, 2005 and $0.53 and $0.53, respectively for the period ended March 31, 2006.